Exhibit 24.1
POWER OF ATTORNEY
Know all by these presents that the undersigned hereby constitutes and appoints each of Casey OTMConnor, Molly Johnson, Jenny Ho and Kim Merritt, signing individually, the undersignedTMs true and lawful attorneys-in fact and agents to:

(1) execute for and on behalf of the undersigned, in the undersigneds capacity as an officer, director and/or more than 10% stockholder of Stitch Fix, Inc. (the Company), Forms3,
4, and 5 in accordance with Section16(a) of the Securities Exchange Act of 1934 and the
rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneyinfact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneyinfact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneyinfact may approve in such attorneyinfacts discretion.

The undersigned hereby grants to each such attorneyinfact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneyinfact, or such attorneyinfacts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneysinfact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersignedTMs holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company or Cooley LLP.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of September, 2023.

By: /s/ David Aufderhaar

Name:   David Aufderhaar